EXHIBIT 99.3
ZILA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
     The following unaudited pro forma condensed consolidated balance sheet as of October 31, 2006 and the unaudited pro forma condensed consolidated statements of operations for the fiscal year ended July 31, 2006 and the three months ended October 31, 2006 are based on the consolidated financial statements of Zila, Inc. (“Zila”) and Professional Dental Technologies, Inc. (“PDT”), after giving effect to the acquisition of PDT (the “Acquisition”) on November 28, 2006 and the assumptions and adjustments described in the accompanying notes to these statements.
     The unaudited pro forma condensed consolidated statement of operations for the three months ended of October 31, 2006 includes for PDT the unaudited three month period ended October 31, 2006, which is also included in PDT’s statement of income for the year ended October 31, 2006.
     Summarized operating information about this quarter is as follows (in thousands):

Net sales	$8,819
Cost of products sold	3,315

Gross profit	5,504
Operating expenses	4,290

Income from operations	1,214
Other income	140

Income before income taxes	1,354
Provision for income taxes	634

Income from continuing operations	$720

     On November 28 and 29, 2006, Zila completed two separate private placements for the sale of common stock, warrants and convertible notes, resulting in aggregate gross proceeds of approximately $40,000,000 (collectively, the “Private Placement”). On November 28, 2006, Zila completed the sale and issuance of $12,075,000 in aggregate principal amount of its 12% Unsecured Convertible Notes (the “Unsecured Notes”), which automatically converted into shares of its common stock at a conversion price of $1.75 per share following receipt of approval by Zila’s shareholders on December 14, 2006 (the date of receipt of such approval referred to as the “Conversion Date”), warrants to purchase 1,035,000 shares of its common stock, which are exercisable starting in May 2007 for five years at an exercise price of $2.21 per share (the “Initial Warrants”), warrants to purchase 3,105,000 shares of its common stock, which are exercisable for five years at an exercise price of $2.21 per share following the Conversion Date (the “Additional Warrants”), $12,000,000 in aggregate principal amount of its 6% Senior Secured Convertible Notes (the “Secured Notes”), which are convertible into shares of Zila’s common stock following the Conversion Date, and warrants to purchase up to 1,909,091 shares of its common stock at an exercise price of $2.21 per share, which are exercisable for five years at $2.21 per share following the Conversion Date (the “Secured Note Warrants”).
     On November 29, 2006, Zila completed the sale and issuance of 9,100,000 shares of its common stock for $1.75 per share (the “Shares”) and additional Initial Warrants to purchase 4,368,000 shares of its common stock. In addition, on the Conversion Date, Zila issued warrants to acquire up to 1,218,701 shares of its common stock exercisable at $2.21 per share to Roth Capital Partners, LLC in connection with the fee arrangement for the Private Placement, which such warrants shall have substantially the same terms as the Secured Note Warrants (the “Roth Warrants”).
     The Acquisition and issuance of the Unsecured Notes and Secured Notes (and related Initial Warrants, Additional Warrants, and Secured Note Warrants, as well as the Roth Warrants) are referred to herein as the “Transactions.” The conversion of the Unsecured Notes is not included as part of the Transactions in the pro forma condensed consolidated financial statements since the conversion was contingent upon shareholder approval and, therefore out of Zila’s control. However, for purposes of the pro forma condensed financial information included herein, the Unsecured Notes are treated as long-term debt for the periods presented and interest expense is assumed to have been paid. Also, since the proceeds from the sale of the Shares and related Initial Warrants were not used to fund the Acquisition, they are not included as part of the Transactions in the pro forma condensed consolidated financial statements.
     On November 10 and 28, 2006, PDT paid $4.1 million in dividends to its then shareholders.
     The unaudited pro forma condensed consolidated balance sheet as of October 31, 2006, has been derived from Zila’s unaudited condensed consolidated balance sheet as of October 31, 2006 and from PDT’s audited consolidated balance sheet as of October 31,

2006, adjusted to give effect to the Transactions as if they occurred on October 31, 2006. The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended July 31, 2006 and the three months ended October 31, 2006 give effect to the Transactions as if they occurred at the beginning of the period presented and exclude non-recurring items directly attributable to the Transactions.
     The unaudited pro forma condensed consolidated financial statements are based on preliminary estimates and assumptions set forth in the notes to such statements. Pro forma adjustments are necessary (i) to reflect the purchase price for PDT and the new convertible debt structure of Zila and (ii) to adjust amounts related to PDT’s assets and liabilities to a preliminary estimate of their fair values. Pro forma adjustments are also necessary to reflect the amortization expense related to amortizable intangible assets, changes in depreciation and amortization expense resulting from fair value adjustments to assets, interest expense and the income tax effect related to the pro forma adjustments.
     The unaudited pro forma consolidated financial data has been prepared to give effect to the acquisition of PDT in accordance with SFAS No. 141, “Business Combinations.” The pro forma adjustments and allocation of purchase price are preliminary and are based on management’s estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be completed after asset and liability valuations are finalized. This final valuation will be based on the actual assets and liabilities of PDT that existed as of the date of the completion of the Transactions. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed consolidated financial statements. In addition, the impact of integration activities could cause material differences in the information presented.
     The pro forma adjustments, as described in the notes to the unaudited pro forma condensed consolidated financial statements, are based on currently available information and certain adjustments that management of the Company believes are reasonable. They are not necessarily indicative of the Company’s consolidated financial position or results of operations that would have occurred had the Transactions taken place on the dates indicated, nor are they necessarily indicative of future consolidated financial position or results of operations. Except as disclosed, the unaudited pro forma condensed financial statements do not give effect to cost savings or integration costs which may result from the combination of the operations of Zila and PDT.
     The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are based on, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of Zila (previously filed) and PDT (included herein).

ZILA, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of October 31, 2006
(In Thousands)

					Pro
	ZILA	PDT	Adjustments	Notes	Forma
ASSETS
Current Assets:
Cash and cash equivalents	$14,653	$5,901	$(15,176)	(A)	$5,378
Receivables — net	1,114	3,078	—		4,192
Inventories — net	1,991	2,308	24	(B)(i)	4,323
Prepaid expenses and other	2,112	464	(162)	(B)(iii)	2,414

Total current assets	19,870	11,751	(15,314)		16,307
Property and equipment — net	1,645	3,009	1,596	(B)(i)	6,250
Intangibles — net	10,288	—	27,348	(B)(ii)	37,636
Other	1,596	67	583	(B)(iii)	2,246

Total Assets	$33,399	$14,827	$14,213		$62,439

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$2,550	$1,831	$—		$4,381
Accrued liabilities	4,903	887	—		5,790
Warrant liabilities	1,538	—	9,710	(C)	11,248
Short-term borrowings	299	—	—		299
Deferred gain on sale leaseback	153	—	—		153
Current portion of long-term debt and capital lease obligations	24	984	—		1,008

Total current liabilities	9,467	3,702	9,710		22,879
Deferred gain on sale and leaseback	190	—	—		190
Long-term debt and capital lease obligations	522	213	15,415	(D)	16,150

Total liabilities	10,179	3,915	25,125		39,219
Shareholders’ Equity	23,220	10,912	(10,912)		23,220

Total Liabilities and Shareholders’ Equity	$33,399	$14,827	$14,213		$62,439

ZILA, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(A)	The pro forma adjustments to cash arising from the Transactions were as follows:

Sources of cash:
12% Unsecured Convertible Notes	$12,075,000
6% Secured Convertible Notes	12,000,000

24,075,000

Uses of cash:
PDT acquisition	(34,000,000)
PDT common stock dividends in November 2006	(4,100,000)
Financing costs associated with the acquisition and related financing	(1,151,000)

Pro forma adjustment to cash and cash equivalents	$(15,176,000)

The pro forma adjustments to cash and cash equivalents do not include the proceeds from the sale of Shares from the Private Placement since these proceeds were not used to fund the Acquisition. Such proceeds were intended for use for future working capital purposes.

(B)	The total estimated consideration as shown in the table below is allocated to the tangible and intangible assets and liabilities of PDT based on their estimated fair values as if the Transactions had occurred on November 28, 2007. A final determination of the fair values and useful lives of such assets may differ materially from the preliminary estimates made by management. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed financial statements. The preliminary estimated purchase price and allocation thereof is as follows:

Total purchase price:
Cash purchase price paid		$34,000,000
Assumption of PDT debt		3,915,000
Acquisition related costs		1,553,000

Total purchase price paid, including acquisition related expenditures		39,468,000

Less: Book value of tangible assets acquired		(10,727,000)

Excess purchase to be allocated		28,741,000

Inventories	(i)	24,000
Property, plant and equipment	(i)	1,596,000
Trademarks with indefinite lives	(ii)	4,304,000
Other intangible assets with definite lives	(ii)	9,947,000
Other assets – deferred tax assets	(iii)	(227,000)

Goodwill	(ii)	$13,097,000

(i)	Adjustment to the estimated purchase accounting valuation related to inventories and property, plant and equipment.

(ii)	Estimated fair market value of the PDT tradenames, other intangible assets and goodwill. Pursuant to the provision of FASB Statement No. 142, “Goodwill and Other Intangible Assets,” management believes that the PDT tradenames have an indefinite useful life and, as such, will not be amortized. The tradenames and goodwill will be tested annually for impairment. Management preliminarily estimates that the remaining intangible assets will have an average useful life of 11 years.

The pro forma adjustments to intangibles are:

Trademarks with indefinite lives	$4,304,000
Other intangible assets with definite lives	9,947,000
Goodwill	13,097,000

$27,348,000

(iii)	Adjustments to current and long-term Other Assets reflect the elimination of deferred tax assets which are uncertain of realization due to the loss history of Zila, Inc. and subsidiaries and transaction costs related to the Acquisition and the Private Placement, and are as follows:

Prepaid Expenses and Other Assets:
Elimination of current deferred tax assets	$(162,000)

Other Assets:
Elimination of long-term deferred tax assets	(65,000)
Acquisition costs at October 31, 2006 included as Other Assets	(1,007,000)
Private Placement financing costs	1,655,000

$583,000

(C)	The pro forma adjustment to warrant liabilities results from the Initial Warrants, Additional Warrants, and Secured Note Warrants that were issued in connection with the Unsecured Notes and Secured Notes, as well as the Roth Warrants. Zila is required to register the common shares underlying such warrants with the Securities and Exchange Commission and to maintain such registration over the term of such warrants. Zila accounts for these arrangements in accordance with ETIF No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock.” Accordingly, Zila recorded the warrant liabilities at fair value using a Black-Scholes valuation model. The fair value of the warrants was recorded as debt discount and amortized over the life of the debt using the straight-line method, which approximates the effective interest method.

(D)	The pro forma adjustment to long-term debt results from the issuance of the Unsecured Notes and Secured Notes to fund the Acquisition and consists of the following:

12% Unsecured Convertible Notes	$12,075,000
Less — debt discount	(5,927,000)
12% Unsecured Convertible Notes	12,000,000
Less — debt discount	(2,733,000)

$15,415,000

On December 14, 2006, which was the Conversion Date, the Unsecured Notes were automatically converted into 6,900,000 shares of Zila’s common stock. The debt balance of $12,075,000 for the Unsecured Notes, net of unamortized debt discount, was recorded as equity. The conversion of the Unsecured Notes is not included as part of the Transactions in the pro forma condensed financial statements since this event was subsequent to the Acquisition and such conversion was contingent upon shareholder approval and, therefore, out of Zila’s control.

The Notes contain beneficial conversion features, as defined under EITF Issue No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” (“EITF 98-5”). Beneficial conversion features result from the fair value of Zila’s commons stock ($2.42) exceeding the conversion price ($1.75) of the Notes at the date of their issuance. In accordance with EITF 98-5, non-cash interest expense in the amount of $5,800,000 was recorded for the intrinsic value of the beneficial conversion features with an offsetting entry additional paid in capital when Zila’s shareholders approved the conversion of the Notes in December 2006. Since this event was subsequent to the Acquisition date and out of Zila’s control, the effect on interest expense of the beneficial conversion features is not included as a pro forma adjustment.

ZILA, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the three months ended October 31, 2006
(In Thousands Except Per Share Amounts)

	ZILA	PDT	Adjustments	Notes	Pro Forma
Net revenues	$1,378	$8,819	$—		$10,197
Cost of products sold	839	3,315	48	(A)	4,202

Gross profit	539	5,504	(48)		5,995
Operating expenses	6,658	4,290	415	(A)	11,363

Income (loss) from operations	(6,119)	1,214	(463)		(5,368)
Other income (expense)	(3,667)	140	(491)	(B)	(4,018)

Income (loss) from continuing operations before income tax expense	(9,786)	1,354	(954)		(9,386)
Income tax benefit (expense)	3,865	(634)	595	(C)	3,826

Income (loss) from continuing operations	$(5,921)	$720	$(359)		$(5,560)

Basic and diluted net loss per common share:
Loss from continuing operations	$(0.13)				$(0.12)
Weighted average shares outstanding	45,703				45,703

ZILA, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the fiscal year ended July 31, 2006
(In Thousands Except Per Share Amounts)

	ZILA	PDT*	Adjustments	Notes	Pro Forma
Net revenues	$6,716	$34,932	$—		$41,648
Cost of products sold	3,173	15,128	216	(A)	18,517

Gross profit	3,543	19,804	(216)		23,131
Operating expenses	25,967	16,565	1,736	(A)	44,268

Income (loss) from operations	(22,424)	3,239	(1,952)		(21,137)
Other income (expense)	(2,276)	431	(9,594)	(B)	(11,439)

Income (loss) from continuing operations before income tax expense	(24,700)	3,670	(11,546)		(32,576)
Income tax benefit (expense)	(3)	(1,530)	1,425	(C)	(108)

Income (loss) from continuing operations	$(24,703)	$2,140	$(10,121)		$(32,684)

Basic and diluted net loss per common share:
Loss from continuing operations	$(0.54)				$(0.72)
Weighted average shares outstanding	45,703				45,703

*	PDT’s Condensed Consolidated Statement of Operations is for the fiscal year ended October 31, 2006.

ZILA, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(A)	Represents adjustments to record:

(i)	the incremental depreciation on the purchase adjustment to record PDT’s property and equipment at fair value using the straight-line basis over an estimated average useful life of 7 years;

(ii)	the incremental cost of products sold for the purchase adjustment to record PDT’s inventory at fair value; and

(iii)	the intangible asset amortization associated with the fair value of acquired intangible assets deemed to have determinable useful lives using primarily the straight-line basis over an estimated average useful life of 11 years.

(B)	Represents adjustment for interest expense on the Notes, including amortization of debt discount and debt issuance costs totaling approximately $9,600,000 for the year ended July 31, 2006, and $490,000 for the quarter ended October 31, 2006. The pro forma adjustments for the Unsecured Notes assume that $6,900,000 of debt discount and debt issuance costs were fully amortized over the period from issuance of the Unsecured Notes on November 28, 2006 to their stated maturity on March 28, 2006 and do not give pro forma effect to the conversion of the Unsecured Notes.

(C)	To reflect the income tax effect of filing a consolidated income tax return with Zila, Inc. and its subsidiaries, utilizing Zila, Inc.’s net operating losses.